Exhibit 32

Certification of Chief Executive Officer and Chief Financial Officer Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

This Certification is being filed pursuant to 18 U.S.C. Section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002. This Certification is included solely for the purposes of complying with the provisions of Section 906 of the Sarbanes-Oxley Act and is not intended to be used for any other purpose. In connection with the accompanying Quarterly Report on Form 10-QSB of Super Vision International, Inc. for the quarter ended September 30, 2006, each of the undersigned hereby certifies in his capacity as an officer of Super Vision International, Inc. that to such officer’s knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

	By:	/s/ Michael A. Bauer
Dated: November 14, 2006		Michael A. Bauer
Chief Executive Officer

	By:	/s/ Danilo A. Regalado
Dated: November 14, 2006		Danilo A. Regalado
Chief Financial Officer